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                                                                   EXHIBIT 23.10

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to use of our name in the Annual Report on Form 10-K of Global Natural Resources, Inc. for the year ended December 31, 1995, and the incorporation by reference thereof into the Registration Statement on Form S-4 of Seagull Energy Corporation and Subsidiaries filed in August 1996.

     We hereby consent to the references to our firm under the heading "Experts" in any joint proxy statement/prospectus included in the Registration Statement on Form S-4.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.

                                        By:   /s/  FREDERIC D. SEWELL

                                        ----------------------------------------
                                             Frederic D. Sewell
                                           President

Dallas, Texas
August 8, 1996